Consent of Independent Auditors

               The Board of Directors
               Analytical Surveys, Inc.:


             We consent to incorporation by reference in the registration statements (No.  33-24142, No. 33-33948, No.  33-53950, and
               No. 33-59940) on Form S-8 of Analytical Surveys, Inc. of our report dated November 3, 1995, relating to the balance sheets of Analytical Surveys, Inc. as of September 30, 1995
               and  1994,  and  the   related  statements  of   operations,
               stockholders' equity, and cash flows for the years then ended which report appears in the September 30, 1995 Annual Report on Form 10-KSB of Analytical Surveys, Inc.


                                               KPMG Peat Marwick LLP

               Denver, Colorado
               November 3, 1995